SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2016 (August 29, 2016)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 29, 2016, Neuralstem, Inc. (“Company”) held a special meeting of its stockholders (“Special Meeting”) at the Hyatt Regency La Jolla located in San Diego, CA 92122, at 3:00 p.m. local time. Only stockholders of record as of the close of business on July 26, 2016 (“Record Date”) were entitled to vote at the Special Meeting. As of the Record Date, 115,075,187 shares of the Company’s common stock were outstanding and entitled to vote at the Special Meeting, of which 88,138,818 shares were represented, in person or by proxy, and which constituted a quorum. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

(a) Proposal 1. The ratification of Dixon, Hughes, Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
84,940,506	1,136,898	2,061,414	--

Accordingly, the proposal passed.

(b) Proposal 2. The amendment to the Corporation’s amended and restated certificate of incorporation to authorize the board of directors (Board”) to effect a reverse stock split of the Corporation’s issued and outstanding common stock by a ratio of not less than 1-for-2 and not more than 1-for-15, with the Board having the discretion as to whether or not the reverse split is to be effected at any time prior to the first anniversary date of the Special Meeting, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Board in its sole discretion was approved based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
76,987,623	9,785,120	657,875	708,200

Accordingly, the proposal passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ Richard Daly
Richard Daly
Chief Executive Officer

Dated: September 1, 2016